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                                                                    EXHIBIT 11.1

                      IPC HOLDINGS, LTD. AND SUBSIDIARIES

                   CALCULATION OF NET INCOME PER COMMON SHARE
  (EXPRESSED IN THOUSANDS OF UNITED STATES DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
                                                              (AUDITED)    (AUDITED)
BASIC
Net income..................................................    $100,320      $92,565
Common shares outstanding at January 1, 1997................  25,000,000   25,000,000
Common shares outstanding at December 31, 1997..............  25,017,603   25,000,000
Weighted average common shares outstanding..................  25,010,060   25,000,000
     Net income per common share............................    $   4.01      $  3.70

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                                 1997         1996
                                                              ----------   ----------
                                                              (AUDITED)    (AUDITED)
DILUTED
Net income..................................................    $100,320      $92,565
Weighted average common shares outstanding..................  25,010,060   25,000,000
Dilutive effect of share options............................   1,482,341    1,080,744
                                                              ----------   ----------
Total.......................................................  26,492,401   26,080,744
                                                              ----------   ----------
     Net income per common share............................    $   3.79      $  3.55
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